CHANGE IN CONTROL AGREEMENT                   EXHIBIT 10
                      ---------------------------

      AGREEMENT, effective as of June 1, 1998 (the "Effective Date") between Enesco Group, Inc., a Massachusetts corporation (the "Company") and Jeffrey A. Hutsell (the "Employee").

      WHEREAS, the Employee has been employed by Enesco Corporation, a wholly-owned subsidiary of the Company, since August 16, 1985 and is, as of the effective date of this Agreement, the President and Chief Operating Officer of Enesco Corporation (the "Employer"); and

      WHEREAS, the parties deem it to be in the best interest of both the Employee, the Employer and the Company for the Company to provide a severance payment in the event his employment terminates under certain circumstances hereinafter described,

      NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and of the agreements hereinafter contained, the Company and the Employee agree as follows:

      1.  Severance Benefit.

(a) Upon the termination of the Employee's employment by the Employer for any reason other than death, Disability, retirement, termination for Substantial Cause, or voluntary termination without Good Reason within two years or less after a Change in Control as defined below, the Company will pay him as a severance benefit an amount equal to three times the annual rate of his Total Compensation at the time of such termination.

(b) The Employee's employment is deemed to be terminated following a Change in Control if the Employee's employment terminates prior to a Change in Control at the direction of a person (as defined in paragraph 4(a)(i) below) who has entered into an agreement with the Company to effectuate a Change in Control and such employment terminates for any other reason other than death, Disability, retirement, termination for Substantial Cause, or voluntary termination without Good Reason and the circumstances constituting Good Reason occur at the direction of such person.

(c) In the event that the Employee becomes entitled to a severance benefit under this Agreement or to any other payments or benefits received or to be received by the Employee in connection with a Change in Control or the Employee's termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, the Employer, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (all such payments and benefits, including the severance benefit, being hereinafter called "Total Payments"), if any of the Total Payments will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income tax and Excise Tax upon the payment provided for by this subsection (c), shall be equal to the Total Payments. For purpose of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b) (2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b) (1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors, and reasonably acceptable to the Employee, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4) (A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b) (4) (B) of the Code, in excess of the base amount (within the meaning of Section 280G(b) (3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise
      Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of
      Section 280G(b) (1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d) (3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the date of Employee's termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Employee's employment, the Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Employee to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b) (2) (B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Employee's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Employee with respect to such excess) at the time that the amount of such excess is finally determined. The Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Payments.

      2. Payment. The severance benefit shall be payable in a lump sum on or before the date of the Employee's termination.

      3. Term. The term of this Agreement shall be a period beginning on the Effective Date and ending on the first to occur of (i) the Employee's death, disability, retirement, termination for substantial cause or voluntary termination without good reason; or (ii) three years after written notification by the Employer of its intention to terminate. All obligations and rights arising under paragraph 1 at the time of the termination of this Agreement shall survive such termination.

      4.  Change In Control; Potential Change In Control

(a) As used herein, "Change in Control" of the Company means a Change in Control of a nature that would, in the opinion of Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if

      (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act)(other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

      (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

      (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than
      (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

      (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         Notwithstanding the foregoing, no Change in Control of the Company shall be deemed to have occurred if Employee is a member of a management group which first announces a proposal which constitutes a Potential Change in Control, unless otherwise determined by a majority of the Board of Directors who are not members of such management group.

(b) A "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

     (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

     (iii) any Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

     (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     5. Total Compensation. As used herein, "Total Compensation" means the Employee's annual base salary rate at the time of termination plus any bonus to which he is entitled under the Company's Management Incentive Plan, or its successor or substitute plan or policy. For purposes of the calculation to be made under paragraph 1(a) above, the Employee's annual base salary shall be the rate at the time of termination but not less than the rate in effect immediately prior to the Change in Control, and the bonus shall be equal to 100% of the target bonus payable to the Employee under the Company's Management Incentive Plan for the year in which his termination occurs, but not less than 100% of the target bonus for the year in which the Change of Control occurred.

     6. Disability. As used herein, "Disability" means a medically determinable physical or mental condition which renders the Employee incapable of performing the work for which he was employed at his normal place of employment for at least six consecutive months. A termination by reason of Disability shall not be deemed to have occurred unless the Employee fails to return to work at his normal place of employment within thirty (30) days after receiving written notice of termination from the Employer.

     7. Substantial Cause. As used herein, "Substantial Cause" means (i) the willful and continued failure by the Employee to substantially perform the Employee's duties with the Employer (other than any such failure resulting from the Employee's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Employee) after a written demand for substantial performance is delivered to the Employee by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed the Employee's duties, or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company and the Employer.

     8. Good Reason. A voluntary termination under any of the following circumstances shall be considered to be for "Good Reason":

(a) assignment to the Employee of duties or title inconsistent with his status as an officer, or removal of the Employee from involvement in management decision-making functions consistent with his prior experience with the Employer;

(b) failure to continue the Employee's participation in the Company's Management Incentive Plan or in any successor or substitute plan or policy and, if such termination follows a Change in Control, equivalent to the management incentive plan as in effect immediately prior to the Change in Control;

(c) failure to pay when due the Employee's base salary, or any installment of deferred compensation when due, or a reduction in the Employee's base salary, or a failure to continue in effect for the Employee's benefit fringe benefits in which he now participates, including retirement plans, health and insurance plans, vacation plans, and automobile programs, or the taking of any action which materially reduces such benefits, provided that, unless such reduction in base salary or failure to continue benefits occurs within two years after a Change in Control, it will not be considered Good Reason if taken in connection with a general reduction applicable to all officers;

(d)  assignment of the Employee to any location other than within fifty
     (50) miles of his present office location; or

(e) within two years after a Change in Control, a requirement that the Employee travel away from his office location more than 25% of the working days in the year, provided that Employee may be required to increase his travel by 10% of his working days if the Employee had been travelling more than 15% of his working days at the time of the Change in Control. Working days for these purposes shall exclude vacation days.

     9.  Fringe Benefits.  For a period of thirty six (36) months
     (the "Extended Period") following any termination giving rise to benefits under this Agreement, the Employee shall continue to participate fully in those fringe benefits of the Employer in which he is a participant prior to such termination, including the group insurance programs (i.e. medical insurance, including dependent coverage; life insurance; accidental death and dismemberment insurance), but excluding the Employer's automobile program; provided, however, that if the Employee is barred from participating in a particular plan or arrangement under such program's terms, the Company shall arrange to provide the Employee for the Extended Period with a substitute benefit substantially equivalent to the affected plan or arrangement. The coverage set forth in the preceding sentence shall be subject only to such periodic review as may be required by the group insurance carrier to determine whether he has become a participant in a comparable program of another employer, in which case continuance or discontinuance of coverage will be determined in accordance with the terms and conditions of the group insurance policy and the benefits payable under this provision will be secondary to the comparable program of the other employer.

         All benefits covered by this paragraph 9 shall be provided at no cost to the Employee and subject to the benefit limitation provision of paragraph 1.

     10. Legal Fees. In the event legal fees and expenses must be incurred by the Employee in seeking to obtain or enforce any right or benefit provided by this Agreement, the Company shall reimburse the Employee for such cost, provided, however, that fees and expenses incurred in connection with that portion of a claim that is determined by a court or arbitrator to be frivolous shall not be paid by the Company.

     11. Mitigation. Inasmuch as the severance benefit provided for in this Agreement is in recognition of past services rendered to the Employer, the Employee will not be required to mitigate the amount of any payment provided for by this Agreement by seeking other employment nor shall the amount of any payment so provided be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination or otherwise.

     12. Other Compensation. The lump sum severance benefit payable pursuant to this Agreement shall be in addition to and not in substitution for any amounts of compensation accrued in favor of the Employee up to the date of termination, including a prorated portion of any incentive compensation to which he is entitled, based upon the number of days of employment during such year prior to such termination date, and shall also be in addition to and not in substitution for any amount or benefit to which the Employee may otherwise be entitled under any insurance policy, profit-sharing plan, employee stock ownership plan, stock option plan or written employment contract between the Employee and the Employer, or the Company, or any regular or supplemental retirement plan or contract maintained by the Employer or the Company on the Employee's behalf. Notwithstanding the foregoing, the benefits payable hereunder shall be in substitution for any account or benefit to which the Employee may otherwise be entitled under (i) the Employer's regular severance policy; or (ii) any other severance agreement between the Employee and the Employer.

     13. Confidential Information. The Employee agrees that he will not use or disclose to anyone (other than for the benefit of the Employer or the Company) either during the term of his employment or at any time thereafter, any confidential information obtained by or made known to him while employed by the Employer. As used herein, "Confidential Information" includes, but is not limited to, trade secrets of the Employer or the Company or of any other organization associated or affiliated with or owned by or owning the Employer or the Company.

     14. Covenant Not to Proselyte. For a period of thirty-six (36) months after termination giving rise to benefits under this Agreement, the Employee agrees that he will not attempt, directly or indirectly, to induce any employee of the Employer or the Company to terminate his or her employment with the Employer or the Company.

     15. Entirety of Agreement and Amendment. This Agreement constitutes the entire Agreement between the parties and no amendment, waiver, alteration or modification of this Agreement shall be valid unless in each instance such amendment, waiver, alteration or modification is agreed to in writing by both parties. Mere delay by the Employee in exercising any rights under this Agreement will in no event be deemed a waiver of such rights. This Agreement supersedes all previous severance agreements that may have been made between the Company or the Employer and the Employee.

     16. Notices and Statements. All notices and statements hereunder shall be in writing, and, if directed to the Company, shall be deemed given if deposited postage prepaid in the U.S. Mail or delivered to the Company, Attention: Chairman at 333 Western Avenue, Westfield, Massachusetts, 01085, or, if directed to the Employee, shall be deemed given if delivered to him personally or deposited postage prepaid in the U.S. Mail addressed to him at his then current personal residence as it appears on the Company records, or to such other addresses as either party may hereafter designate in writing for the purpose. Written notice of termination of employment by the Employer or the Employee after a Change in Control must specify the provision(s) in the Agreement relied upon and detail the facts and circumstances alleged as the basis for termination of employment. Any such notice shall be effective thirty (30) days after receipt by the appropriate party (except for termination for Substantial Cause).

     17. Applicable Law. To the extent permitted by law, this Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, and its validity, construction and performance shall be determined in accordance with the laws of said Commonwealth.

     18. Assignment. Neither party may assign this Agreement or any of the rights or duties hereunder, except that the Company may assign any of its rights and duties under this Agreement to (1) a successor or assignee of all or substantially all of the business or assets of the Company, or (2) any corporation with which the Company merges or with which the Company may be consolidated, provided that any such successor or assignee or surviving entity of a merger or consolidation must expressly assume in writing such rights, duties and obligations of the Company, and except further that the rights and obligations of the Employee under this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representative, executor, etc.

     19. Not an Employment Contract. The parties agree that this Agreement is not intended as, and is not, an employment contract with the Company or the Employer. The Employer may terminate the Employee's employment at any time during the term of this Agreement subject to providing such benefits as may be specified in the Agreement.

     20. Arbitration. At the election of either the Company or the Employee, all controversies in connection with, or related to, any alleged breach of this Agreement or any of its provisions requiring ongoing action or interpretation, including, without limitation, injunctive relief, shall be settled by binding arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect. Company or Employee may demand arbitration upon ten (10) days notice to the 8 other. The arbitration panel shall consist of three (3) members, one to be the Employee's nominee, one to be the Company's nominee and a third to be selected by the other two. In the event the two arbitrators cannot agree on a third within seven
     (7) days after the demand for arbitration, the third shall be chosen by the American Arbitration Association in Chicago, Illinois pursuant to its rules and regulations. In the event of the death or incapacity of Employee, his duly authorized executor or representative or its nominee shall be or choose one arbitrator in his stead. Judgment upon any award, including injunctive relief, rendered may be entered in any court having jurisdiction thereof. The fees and expenses of the arbitrators shall be borne by the parties hereto in proportion to the questions answered adversely to their several questions and interpretations, as determined by the arbitrators, and the parties agree that the findings of a majority of such three (3) arbitrators shall be conclusive on them, and their respective heirs, successors and assigns, executors, administrators, and personal representatives.

     21. Invalidity of any Provision. If any provision of this Agreement or the application thereof to any party or circumstance is held invalid or unenforceable, in whole or in part, the remaining provisions of this Agreement and the application of such provisions to the other party or circumstances will not be affected thereby, the provisions of this Agreement being severable or modifiable in any such instance.



    IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company and by the Employee.

Dated:  June 15, 1998

                                          ENESCO GROUP, INC.


                                         by /s/ H. L. Tower
                                         -----------------------
                                         H. L. Tower
                                         Chairman and C.E.O.



                                         /s/ Jeffrey A. Hutsell
                                         -----------------------
                                        (Employee)